EXHIBIT 23-1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


InnovaCom, Inc., a Nevada corporation:


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 9, 1998, relating to the consolidated financial statements of InnovaCom, Inc., a Nevada corporation. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.





HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
February 9, 1998